Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On February 28, 2020, Cott Corporation (“Cott” or the “Company”) sold its coffee business, S.&D. Coffee, Inc. (“S&D”), to Westrock Coffee Company, LLC, a Delaware limited liability company (“Purchaser”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) dated as of January 30, 2020 between Cott Holdings Inc., a wholly-owned subsidiary of Cott (“Holdings”), S&D and Purchaser. The Purchaser acquired all of the issued and outstanding equity of S&D from Holdings (the “S&D Disposition”).

The Company intends to use the proceeds of the transaction to finance a portion of its previously disclosed acquisition of Primo Water Corporation (“Primo”).

Basis for Pro Forma Information

The unaudited pro forma condensed consolidated balance sheet data as of December 28, 2019 gives effect to the S&D Disposition as if occurred on December 28, 2019. The unaudited pro forma condensed consolidated statements of operations data for the years ended December 28, 2019, December 29, 2018, and December 30, 2017 assume that the S&D Disposition was consummated on January 1, 2017.

Cott’s historical financial data for the years ended December 28, 2019, December 29, 2018, and December 30, 2017 are derived from Cott’s audited financial statements for the years ended December 28, 2019, December 29, 2018 and December 30, 2017, each of which is incorporated by reference into this document.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the S&D Disposition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the operating results of the Company.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated financial information; and

•

the audited consolidated financial statements of Cott as of December 28, 2019 and December 29, 2018 and for the years ended December 28, 2019, December 29, 2018 and December 30, 2017 included in Cott’s Annual Report on Form 10-K filed with the SEC on February 26, 2020 and incorporated by reference into this document.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and Accounting Standards Codification 205, Presentation of Financial Statements, Discontinued Operations, Other Presentation Matters. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the operating results for the Company that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results of the Company. The unaudited pro forma condensed consolidated financial information does not purport to project the future operating results or financial position of the Company following the closing of the transaction and the transactions related thereto. The unaudited pro forma condensed consolidated statements of operations and balance sheet are based on certain assumptions, described in the accompanying notes, which management believes are reasonable.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 28, 2019

(dollars in millions)

	Historical	S&D Disposition			Pro Forma Adjusted
ASSETS		2(b)
Current Assets
Cash and cash equivalents	$205.5	$398.1	2	(a)	$600.1
		45.1	2	(c)
		(48.6)
Accounts receivable, net of allowance	279.3	(62.6)			216.7
Inventories	122.5	(59.6)			62.9
Prepaid expenses and other current assets	35.0	(15.9)			19.1

Total current assets	642.3	256.5			898.8
Property, plant and equipment, net	647.8	(89.7)			558.1
Operating lease right-of-use-assets	203.1	(17.4)			185.7
Goodwill	1,175.7	(128.2)			1,047.5
Intangibles assets, net	701.4	(104.4)			597.0
Other long-term assets, net	20.6	—			20.6

Total assets	$3,390.9	$(83.2)			$3,307.7

LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$92.4	$—			$92.4
Current maturities of long-term debt	7.4	(0.5)			6.9
Accounts payable and accrued liabilities	466.1	(95.5)			372.9
		2.3	2	(d)
Current operating lease obligations	41.7	(5.2)			36.5

Total current liabilities	607.6	(98.9)			508.7
Long-term debt	1,260.2	(1.1)			1,259.1
Operating lease obligations	167.8	(12.6)			155.2
Deferred tax liabilities	127.4	(35.5)			122.9
		31.0	2	(d)
Other long-term liabilities	61.7	(3.0)			58.7

Total liabilities	2,224.7	(120.1)			2,104.6
Equity
Common shares	892.3	—			892.3
Additional paid-in capital	77.4	—			77.4
Retained earnings	265.0	48.0	2	(e)	313.0
Accumulated other comprehensive loss	(68.5)	(11.1)	2	(e)	(79.6)

Total equity	1,166.2	36.9			1,203.1

Total liabilities and equity	$3,390.9	$(83.2)			$3,307.7

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 28, 2019

(dollars in millions, except share and per share amounts)

	Historical	S&D Disposition			Pro Forma Adjusted
		2(f)
Revenue, net	$2,394.5	$(599.1)	2	(g)	$1,795.4
Cost of sales	1,166.7	(432.5)	2	(g)	734.2

Gross profit	1,227.8	(166.6)			1,061.2
Selling, general and administrative expenses	1,113.0	(150.8)			962.2
Loss (gain) on disposal of property, plant and equipment, net	7.5	0.1			7.6
Acquisition and integration expenses	16.9	(0.5)			16.4

Operating income	90.4	(15.4)			75.0
Other expense (income), net	2.8	0.9			3.7
Interest expense, net	78.2	—			78.2

Income (loss) from continuing operations before income taxes	9.4	(16.3)			(6.9)
Income tax expense	9.5	(4.7)			4.8

Net (loss) income from continuing operations	(0.1)	(11.6)			(11.7)

Net loss from continuing operations per common share
Basic	$(0.00)				$(0.09)	2	(h)
Diluted	$(0.00)				$(0.09)	2	(h)
Weighted average common shares outstanding (in thousands)
Basic	135,224				135,224
Diluted	135,224				135,224

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 29, 2018

(dollars in millions, except share and per share amounts)

	Historical	S&D Disposition			Pro Forma Adjusted
		2(f)
Revenue, net	$2,372.9	$(581.9)	2	(g)	$1,791.0
Cost of sales	1,197.3	(429.9)	2	(g)	767.4

Gross profit	1,175.6	(152.0)			1,023.6
Selling, general and administrative expenses	1,092.1	(137.1)			955.0
Loss on disposal of property, plant and equipment, net	9.4	(0.7)			8.7
Acquisition and integration expenses	15.3	1.9			17.2

Operating income	58.8	(16.1)			42.7
Other income, net	(42.9)	0.9			(42.0)
Interest expense, net	77.6	—			77.6

Income before income taxes	24.1	(17.0)			7.1
Income tax (benefit) expense	(4.8)	(3.1)			(7.9)

Net income from continuing operations	28.9	(13.9)			15.0

Net income from continuing operations per common share
Basic	$0.21				$0.11	2	(h)
Diluted	$0.21				$0.11	2	(h)
Weighted average common shares outstanding (in thousands)
Basic	139,097				139,097
Diluted	141,436				141,436

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 30, 2017

(dollars in millions, except for share and per share amounts)

	Historical	S&D Disposition	Pro Forma Adjusted
		2(f)
Revenue, net	$2,269.7	$(602.2)	$1,667.5
Cost of sales	1,142.0	(440.8)	701.2

Gross profit	1,127.7	(161.4)	966.3
Selling, general and administrative expenses	1,043.2	(141.9)	901.3
Loss on disposal of property, plant and equipment, net	10.2	(0.5)	9.7
Acquisition and integration expenses	30.4	(3.1)	27.3

Operating income	43.9	(15.9)	28.0
Other income, net	(8.0)	1.2	(6.8)
Interest expense, net	85.5	—	85.5

(Loss) income before income taxes	(33.6)	(17.1)	(50.7)
Income tax benefit	(30.0)	1.0	(29.0)

Net (loss) income from continuing operations	(3.6)	(18.1)	(21.7)

Net loss from continuing operations per common share
Basic	$(0.03)		$(0.16)	2	(h)
Diluted	$(0.03)		$(0.16)	2	(h)
Weighted average common shares outstanding (in thousands)
Basic	139,078		139,078
Diluted	139,078		139,078

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated financial information.

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information presented above gives effect to the S&D Disposition, subject to the assumptions set out herein. The historical financial information of Cott is presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The disposition of S&D qualifies for presentation as discontinued operations under Accounting Standards Codification (ASC-205-20-45 Presentation of Financial Statements, Discontinued Operations, Other Presentation Matters).

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the S&D Disposition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the operating results of the Company. The pro forma adjustments have been prepared to illustrate the estimated effect of the S&D Disposition.

Unless otherwise noted, all amounts are in millions of U.S. dollars.

2. The S&D Disposition

The following pro forma adjustments have been reflected in the unaudited pro forma condensed consolidated financial information.

All adjustments to the historical unaudited condensed consolidated balance sheet assume the closing of the transaction occurred on December 28, 2019. In addition, pro forma adjustments for the pro forma condensed consolidated statements of operations assume that the transaction was consummated on January 1, 2017.

a.	Cash proceeds of the sale less anticipated transaction costs:

Cash proceeds of the sale	$405.0
Less: Estimated transaction costs	(6.9)

Total cash proceeds less transaction costs	$398.1

b.	Represents the assets and liabilities of S&D which are subject to sale under the Purchase Agreement as of the balance sheet date.

c.

Under the terms of the Purchase Agreement, the Company will receive additional consideration at closing for cash and cash equivalent balances held by S&D, adjusted for funded indebtedness ($3.5 million as of December 28, 2019) and other customary working capital adjustments. Accordingly, the Company has included $45.1 million in cash and cash equivalents in the pro forma financial information.

d.

The tax expense and related taxes payable associated with the sale of S&D is estimated at $33.3 million and $2.3 million, respectively. The tax expense and related taxes payable were calculated by considering (a) the cash proceeds in excess of the estimated U.S. tax basis of the shares sold, (b) tax-deductible transaction costs, and (c) the existing U.S. net operating loss carryforwards. The U.S. taxable gain will be included within Cott’s 2020 U.S. federal and state tax returns. Therefore, the U.S. taxable gain and the related taxes payable are subject to change based on the actual results related to ongoing 2020 activity within the U.S.

e.	The gain on the S&D Disposition assuming we had completed the sale as of December 28, 2019 is as follows:

Net cash proceeds	$398.1
Net cash received for cash held by S&D	45.1
Net assets sold	(373.0)
Accumulated other comprehensive income	11.1

Pre-tax gain on sale	81.3
Tax expense	(33.3)

After-tax gain on sale	$48.0

The gain on the transaction includes the recognition of the accumulated other comprehensive income from discontinued operations. The amounts include $11.1 million related to hedging transactions.

As the gain is related to the transaction and use of the proceeds and does not have a continuing impact on Cott’s operations, the gain is only reflected in retained earnings on the unaudited pro forma condensed consolidated balance sheet. The gain on sale, based on the December 28, 2019 balance sheet, will likely be different from the actual gain on sale that will be realized at the closing because of the differences in the carrying value of assets and liabilities at the closing date and the adjustment for working capital, and the estimation of transaction costs in determining the net proceeds from the transaction.

f.	Represents the elimination of revenues and expenses associated with S&D for the years ended December 28, 2019, December 29, 2018 and December 30, 2017.

g.

Revenue, net and cost of sales have been adjusted by $5.9 million and $5.7 million for the years ended December 28, 2019 and December 29, 2018, respectively, to eliminate the impact of intercompany sales from S&D to Cott that are normally eliminated upon consolidation. These sales have no impact on gross margin or operating income, however, are expected to continue subsequent to the sale at similar terms. There were no such sale in the year ended December 30, 2017.

h.	Represents pro forma basic and diluted income (loss) per share.